EXHIBIT 10.15.1

AMENDMENT NO. 1

TO

FREIGHTCAR AMERICA, INC. 2022 LONG TERM INCENTIVE PLAN

AMENDMENT NO. 1, dated as of March 27, 2023 (this "Amendment"), to the 2022 Long

Term Incentive Plan (as amended, the "Plan") of FreightCar America, Inc., a Delaware corporation (the "Corporation").

WHEREAS, the Corporation maintains the Plan, effective as of May 12, 2022;and

WHEREAS, pursuantto Section 9(d) of the Plan, the Board of Directors of the Corporation is authorized to amend the Plan.

NOW, THEREFORE, BE IT RESOLVED,that the Plan is herebyamended as follows:

I. Section 5(b)(iii) of the Plan is amended to delete the final proviso of the Section (that commences with "provided, however, that, unless the Committee determines otherwise,... " and continues through the end of that Plan Section) therefrom.

2.
Section 5(g)(i) of the Plan is amended to delete the last sentenceof the Section therefrom.

3.
ThisAmendment shall be effective as of the date first set forth above.

4.
In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

FREIGHTCAR AMERICA, INC.

By: /s/ Michael A. Riordan

Name: Michael A. Riordan

Title: VicePresident, Finance, Chief Financial

Officer and Treasurer